Securities and Exchange Commission
450 5th Street N. W.
Judiciary Plaza
Washington, D.C. 20549

Dear Sirs:

Pursuant to regulations of the Securities and Exchange Commission, we submit herewith for filing on behalf of BAB , Inc. (the Company)the Company's Preliminary Proxy Materials under cover of Schedule 14A. Pursuant to Instruction 3 to Item 10 of Schedule 14A, we also Submit (as supplemental information for the Commission) a copy of the Company's 2001 Long Term Incentive and Stock Option Plan.

 Very truly yours,

/s/ Mark E. Majewski

Mark E. Majewski, Chief Financial Officer and Treasurer

(Principal Financial and Accounting Officer)

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[x ] Preliminary proxy statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

BAB ,INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies

    (2) Aggregate number of securities to which transaction applies:

(2) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth  the amount on which the filing fee is calculated and state how it was determined.)

    Proposed maximum aggregate value of transaction:

    Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing party:

(4) Date filed:

BAB, INC.
8501 W. Higgins Road, Suite 320
Chicago, Illinois 60631
(773) 380-6100

April 20, 2001

Dear Shareholder:

You are cordially invited to attend the Company's Annual Meeting of Shareholders to be held at 2:00 p.m. on Friday, May 25, 2001 at the Park Ridge Community Center, 1515 West Touhy Avenue, Park Ridge, Illinois.

In addition to electing four members to the Board of Directors, you are being asked to approve a Long Term Incentive and Stock Option Plan and to ratify appointment of the independent auditors for the year ending November 25, 2001. We hope that these proposals will be adopted at the Annual Meeting.

We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you plan to attend, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

Very truly yours,

/s/ Michael W. Evans
President and Chief Executive Officer

BAB, INC.
8501 W. Higgins Road, Suite 320
Chicago, Illinois 60631
(773) 380-6100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 25, 2001

To the Shareholders of BAB, Inc.:

The Annual Meeting of Shareholders of BAB, Inc. (the "Company) will be held at 2:00 p.m. on Friday, May 25, 2001 at the Park Ridge Community Center, 1515 West Touhy Avenue, Park Ridge, Illinois, for the following purposes:

1) To set the number of directors at four and to elect four directors to serve for a one-year term expiring when their successors are elected and qualified at the annual meeting in 2002.

2) To act upon a proposal to establish a Long-Term Incentive and Stock Option Plan.

3) To act upon a proposal to ratify the appointment of Blackman Kallick Bartelstein, LLP as independent auditors of the Company for the fiscal year ending November 25, 2001.

4) To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 11, 2001 as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed.

A PROXY STATEMENT AND FORM OF PROXY ARE ENCLOSED. SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

By Order of the Board of Directors

April 20, 2001

Michael K. Murtaugh
Vice President and General Counsel

TABLE OF CONTENTS

General Information

Record Date and Voting

Principal Shareholders and Ownership of Management

Proposal 1 - Election of Directors

Management

Report of Audit Committee

Section 16 (a) Beneficial Ownership Reporting Compliance

Certain Transactions

Proposal 2 -Ratification of Long-Term Incentive and Stock Option Plan

Proposal 3 - Ratification of Appointment of Independent Auditors

Proposals for Fiscal 2001 Annual Meeting

Available Information

Stock Option and Long Term Incentive Plan

Charter of Audit Committee Appendix

BAB, INC.
8501 W. Higgins Road, Suite 320
Chicago, Illinois 60631
(773) 380-6100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 25, 2001

GENERAL INFORMATION

This proxy statement is furnished to shareholders by the Board of Directors of BAB, Inc. (the "Company") for solicitation of proxies for use at the Annual Meeting of Shareholders at 2:00 p.m. on Friday, May 25, 2001 at the Park Ridge Community Center, 1515 West Touhy Avenue, Park Ridge, Illinois, and at all adjournments thereof for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters that may or could properly come before the meeting.

Shareholders may revoke proxies before exercise by submitting a subsequently dated proxy or by voting in person at the Annual Meeting. Unless a shareholder gives contrary instructions on the proxy card, proxies will be voted at the meeting (a) for the election of the nominees named herein and on the proxy card to the Board of Directors; (b) for ratification of the Long-Term Incentive and Stock Option Plan (the "Plan"); (c) for the appointment of Blackman Kallick Bartelstein, LLP as independent auditors of the Company; and (d) in the discretion of the proxy holder as to other matters which may properly come before the meeting. This proxy statement and the enclosed proxy are being mailed to the shareholders of the Company on or about April 20, 2001.

Summary information about the Company's directors and executive officers, historical information concerning the common equity of the Company, and the most recent 10-KSB together with the audited consolidated financial statements of the Company are included in this mailing, but are not considered a part of the proxy solicitation material.

The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. To ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

RECORD DATE AND VOTING

The Board of Directors has fixed April 11, 2001, as the record date for the determination of shareholders entitled to vote at the Annual Meeting. As of the close of business on the record date, there were outstanding 2,237,640 shares of Common Stock, $.001 par value, which is the only outstanding class of stock of the Company. All matters being voted upon by the shareholders require a majority vote of the shares represented at the Annual Meeting either in person or by proxy, except for election of directors, which is by plurality vote in the event of more nominees than positions (i.e. the four nominees receiving the highest number of votes would be elected).

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote constitutes a quorum for the transaction of business. Shares voted as abstentions and broker non-votes on any matter (or a "withheld authority" vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner and the broker indicates that it does not have discretionary authority to vote certain shares on that matter.

BOARD RECOMMENDATIONS

The Board of Directors recommends a vote FOR election of each nominee for director named herein, FOR ratification of the Incentive Plan and FOR ratification of the appointment of Blackman Kallick Bartelstein, LLP as independent auditors. It is intended that proxies solicited by the Board of Directors will be voted FOR each nominee and FOR each such other proposals unless otherwise directed by the shareholder submitting the proxy.

PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT

The following table sets forth as of April 11, 2001 the record and beneficial ownership of Common Stock held by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company; (ii) each current director; (iii) each "named executive officer" (as defined in Regulation S-B, Item 402 under the Securities Act of 1933); and (iv) all executive officers and directors of the Company as a group. Securities reported as "beneficially owned" include those for which the named persons may exercise voting power or investment power, alone or with others. Voting power and investment power are not shared with others unless so stated. The number and percent of shares of Common Stock of the Company beneficially owned by each such person as of April 11, 2001 includes the number of shares, which such person has the right to acquire within sixty (60) days after such date.

Name and Address	Shares	Percentage
Michael W. Evans 8501 W. Higgins Road Chicago, IL 60631	927,969(1)	41.5
Michael K. Murtaugh 8501 W. Higgins Road Chicago, IL 60631	894,888(1)(2)	40.5
Holdings Investments, LLC 220 DeWindt Road Winnetka, IL 60093	818,491(1)	36.6
Bruno Guazzoni 135 East 57th Street New York, NY 10022	243,080	10.9
David L. Epstein 9700 Higgins Road, Suite 630 Rosemont, IL 60018	16,333(3)	*
Tom J. Fletcher 8501 W. Higgins Road Chicago, IL 60631	391(4)	*
Robert B. Nagel 516 Elder Drive Winnetka, IL 60093	1,500	*
John J. Bracken 8501 W. Higgins Road Chicago, IL 60631	1,032(5)	*
All executive officers and directors as a group (6 persons)	1,023,622 (1)(2)(3)(4)(5))	45.7
* Less than 1%

(1) Includes all shares held of record by Holdings Investments, LLC. Messrs. Evans and Murtaugh are members and managers of the LLC and together control all voting power of the stock owned by the LLC.
(2) Includes 635 shares held by 401 (k) trust.
(3) Includes  15,500 shares held indirectly by entities under Mr. Epstein's control, and 833 shares representing his proportionate ownership in an entity which he does not control.
(4) Mr. Fletcher resigned from the Company effective April 6, 2001.
(5) Includes 699 shares held by 401 (k) trust.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Bylaws of the Company provide that the number of directors shall be as fixed from time to time by resolution of the shareholders subject to increase by the Board of Directors. The directors elected at this Annual Meeting, and at annual meetings thereafter unless otherwise determined by the Board or the shareholders, will serve a one-year term expiring upon the election of their successors at the next annual meeting. The four persons designated by the Board of Directors as nominees for election as directors at the Annual Meeting are Michael W. Evans, Michael K. Murtaugh, David L. Epstein and Robert B. Nagel. Each nominee is currently a member of the Board of Directors.

In the event any nominee should be unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

See "MANAGEMENT" for biographical information concerning Messrs. Evans and Murtaugh, who are employees of the Company. The following biographical information is furnished with respect to each of the other nominees.

David L. Epstein joined the Company as a director in September 1995. Mr. Epstein is a principal of the J. H. Chapman Group, L.L.C., an international investment banking firm specializing in the food industry since September 1983. Prior to joining J. H. Chapman Group, L.L.C., Mr. Epstein was vice president and regional executive of Chase Commercial Corporation, an affiliate of Chase Manhattan Bank, N. A., and assistant vice president of the First National Bank of Chicago. He is a frequent speaker at business and professional meetings and conferences and has published extensive articles on financial topics for many food service publications.

Robert B. Nagel was first elected as a director in August 1997. Since October 1996, he has been the President and Chief Executive Officer of Newport Associates, Inc., a private consulting firm specializing in strategic consulting services to the food and food service industries, primarily in the areas of integration and management of acquired companies, business strategy, and shareholder value improvement. He is also a partner in the firm of CEO Partners, Inc., which provides similar consulting services to food service companies. From 1995 until September 1996, he was the President of Peapod Delivery Services, a computer-based on-line grocery shopping and delivery company. From 1991 through 1995, he was a principal at A. T. Kearney, Inc., a major international management consulting firm, providing services in the food service and consumer products industries. Prior to 1991, he served as vice president, management and organization development for Kraft General Foods, Inc. and earlier was general manager of Kraft's (now Alliant Foodservice) eastern food service businesses.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information with respect to each of the directors and executive officers of the Company and certain other key management personnel.

Directors and Executive Officers	Age	Position(s) Held with the Company
Michael W. Evans	44	President and Chief Executive Officer and Director
Michael K. Murtaugh	56	Vice President, General Counsel and Director
John J. Bracken	52	Vice President, Operations
Mark E. Majewski	38	Chief Financial Officer.
David L. Epstein	53	Director
Robert B. Nagel	63	Director

Michael W. Evans has served as chief executive officer and director of the Company since January 1993 and is responsible for all aspects of franchise development and marketing, as well as all corporate and franchise sales performance and operation programs. In February 1996, he was appointed president. Mr. Evans has over 13 years of experience in the food service industry.

Michael K. Murtaugh joined the Company as a director in January 1993 and as vice president and general counsel in January 1994. Mr. Murtaugh is responsible for dealing directly with state franchise regulatory officials and for the negotiation and enforcement of franchise and area development agreements, and for negotiations of acquisition and other business arrangements. Before joining the Company in January 1994, Mr. Murtaugh was a partner with the law firm of Baker & McKenzie, where he practiced law from 1971 to 1993. He also currently serves as vice president and secretary of American Sports Enterprises, Inc., which owns controlling interest in the Kane County Cougars, a minor league baseball team. Mr. Murtaugh is sole shareholder of Bagel One, Inc., which owns and operates a Big Apple Bagels franchise store in suburban Chicago, Illinois.

John J. (Jack) Bracken joined the Company as Director of Licensed Operations in August 1996.  He is responsible for company stores, commissary operations, marketing, non-traditional development, manufacturer relations and management of credit, and reports to Mr. Evans.  Mr. Bracken has over thirty years experience in the foodservice industry.  From 1979 to 1996 he was with Host Marriott Services, most recently as General Manager for food, beverage and retail at BWI Airport.  In this capacity, he was responsible for the operation of multiple national brands, including Burger King, Pizza Hut, Roy Rogers, Dunkin' Donuts, Cinnabon, Starbuck's Coffee, Nathan's Famous and Taco Bell.

Mark E. Majewski joined the Company as its chief financial officer and treasurer in April 1999 and is responsible for all financial reporting and analysis. Mr. Majewski received his MBA from New York University. He is a licensed Certified Public Accountant and a member of the American Institute of Certified Public Accountants. From 1983 to 1985, he was with Arthur Andersen & Co. From 1985 to 1999 he was with Bestfoods, most recently as chief financial officer of Freihofer Baking Co. in Albany, New York.

Tom J. Fletcher resigned as Chief Operating Officer effective April 6, 2001.

The Board of Directors had three standing committees during the last fiscal year: the Compensation Committee, the Audit Committee and the Options Committee. The Compensation Committee has three members: David L. Epstein, Robert B. Nagel, and Michael W. Evans, two of whom are non-employee directors. The function of the Compensation Committee is to set the compensation for the Executive Officers and to recommend the compensation to the Board of Directors for approval. The Audit Committee has three members: Michael K. Murtaugh, David L. Epstein and Robert B. Nagel, two of whom are non-employee directors. The function of the Audit Committee is to interact with the independent auditors of the Company and to recommend the appointment of the independent auditors to the Board of Directors. The Options Committee has three members: Michael W. Evans, David L. Epstein, and Robert B. Nagel, two of whom are non-employee directors. The function of the Options Committee is to consider, determine and recommend to the Board of Directors the granting of options. Each of the standing committees met once during the fiscal year and all members were in attendance at the meetings.

The Board of Directors met eight times during the 2000 fiscal year. None of the directors attended fewer than 75% of the meeting of the Board of Directors.

Report of Audit Committee

To the Board of Directors of BAB, Inc.:

We have reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended November 26, 2000.

We have discussed with Blackman Kallick Bartelstein, LLP, the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees" as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from Blackman Kallick Bartelstein, LLP required by Independence Standard No. 1, "Independence Discussions with Audit Committees," as amended, by the Independent Standards Board, and have discussed with Blackman Kallick Bartelstein, LLP its independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended November 26, 2000.

/s/ David L. Epstein
/s/ Robert P. Nagel
/s/ Michael K. Murtaugh

Director Compensation

Each non-employee director of the Company is paid a fee of $100 for each meeting attended, as well as reimbursement of reasonable expenses. In addition, the non-employee directors will be eligible to receive stock options pursuant to the Company's proposed Long Term Incentive and Stock Option Plan.

Executive Compensation

The following table sets forth the cash compensation earned by executive officers that received annual salary and bonus compensation of more than $100,000 during fiscal years 2000, 1999 and 1998 (the "Named Executive Officers"). The Company has no employment agreements with any of its executive officers.

Summary Compensation Table

		Annual Compensation				Long Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus ($)	Restricted Stock Award(s)	Securities Underlying Options (#)	LTIP Payouts	All Other Compensation
Michael W. Evans President and CEO	2000	175,000	--	--	--	--	--
	1999	175,000	--	--	--	--	--
	1998	165,000	15,000	--	--	--	--
Michael K. Murtaugh Vice President and General Counsel	2000	130,000	--	--	--	--	--
	1999	130,000	--	--	--	--	--
	1998	125,000	12,500	--	--	--	--
Tom J. Fletcher Chief Operating Officer	2000	125,000	--	--	--	--	--
	1999	125,000	--	--	--	--	--
	1998	115,000	10,000	--	--	--	--
Mark E. Majewski Chief Financial Officer	2000	110,000	--	--	--	--	--
	1999	64,167	--	--	--	--	--
	1998	--	--	--	--	--	--

Mr. Fletcher left the Company effective April 6, 2001.

In November 2000, the Company merged with Planet Zanett, Inc. Subsequent to the merger, the Company was spun off to the previous holders of BAB Holdings, Inc. The Company has not granted any stock options.

Indemnification of Directors and Officers

The Company's Certificate of Incorporation limits personal liability for breach of fiduciary duty by its directors to the fullest extent permitted by the Delaware General Corporation Law (the "Delaware Law"). Such Certificate eliminates the personal liability of directors to the Company and its shareholders for damages occasioned by breach of fiduciary duty, except for liability based on breach of the director's duty of loyalty to the Company, liability for acts omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payments or improper dividends, liability based on violation of state securities laws, and liability for acts occurring prior to the date such provision was added. Any amendment to or repeal of such provisions in the Company's Articles of Incorporation shall not adversely affect any right or protection of a director of the Company for with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

In addition to the Delaware Law, the Company's Bylaws provide that officers and directors of the Company have the right to indemnification from the Company for liability arising out of certain actions to the fullest extent permissible by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to such indemnification provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were met during the fiscal year ended November 26, 2000.

CERTAIN TRANSACTIONS

The following information relates to certain relationships and transactions between the Company and related parties, including officers and directors of the Company. It is the Company's policy that it will not enter into any transactions with officers, directors or beneficial owners of more than 5% of the Company's Common Stock, or any entity controlled by or under common control with any such person, on terms less favorable to the Company than could be obtained from unaffiliated third parties and all such transactions require the consent of the majority of disinterested members of the Board of Directors.

Management believes that the following transactions were effected on terms no less favorable to the Company than could have been realized in arm's length transactions with unaffiliated parties.

Executive Officers and Directors

Michael K. Murtaugh, the Company's Vice President and General Counsel, is sole shareholder of Bagel One, Inc., which owns and operates a Big Apple Bagels franchise store near Chicago, Illinois. All transactions between the Company and this franchisee are similar to those with other franchisees. A full-time store manager operates this store.

David L. Epstein, who is currently a member of the Board of Directors of the Company, is a principal of J.H. Chapman Group, LLC. ("Chapman"), which, for compensation similar to arm's length transactions, assists the Company from time to time in the identification and negotiation of potential acquisitions. Chapman has not provided any such services during the past fiscal year.

PROPOSAL 2 -LONG-TERM INCENTIVE AND STOCK OPTION PLAN

Proposal

The Board of Directors believes that the Company's policy of encouraging stock ownership by its employees through the granting of restricted stock awards, stock options and other sorts of stock-based compensation has been and will be a significant factor in its growth and success by enhancing the Company's ability to retain, attract and motivate qualified employees. The Incentive Plan ("Plan") is the primary vehicle for implementation of this policy. The Board believes that employees with a proprietary interest in the Company have a strong incentive to put forth their best efforts to insure the Company's success and, additionally, that stock options are a means of rewarding individuals without depleting the cash resources of the Company. Upon adoption, the Plan will commence.

Adoption of Proposal 2 approves the action of the Board of Directors in establishing the Plan with the maximum number of 275,000 shares issuable under the Plan.

Description of Plan

The following is a summary of the Plan that is qualified in its entirety by reference to the actual text of the Plan, which is included in its entirety at the end of the Proxy Statement.

All employees (including officers and directors) of the Company (and any subsidiaries) and non-employee directors, consultants and independent contractors providing services to the Company (or any subsidiaries) are eligible to receive options and awards under the Plan. The Plan is not subject to the Employee Retirement Income Security Act of 1974.

The Plan permits the granting of awards to employees and non-employee officers, directors and agents of the Company in the form of stock appreciation rights, restricted stock awards and stock options. The Plan is currently administered by the Board of Directors and may be administered by a Committee of the Board of Directors appointed by the Board. The Plan gives broad powers to the Board or Committee to administer and interpret the Plan, including the authority to select the individuals to be granted options and rights, and to prescribe the particular form and conditions of each option or right granted. Incentive stock options, in order to receive favorable tax treatment under the Code, must be exercisable at not less than the fair market value of the Common Stock as of the date of the grant (110% of fair market value if the optionee is a 10% or greater shareholder) and may be granted only to employees.

Certain Tax Matters

Stock options granted under the Plan may be "incentive stock options," meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options that do not meet the requirements of Section 422. The grant of an option is not expected to result in any taxable income for the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction. Upon exercising a nonqualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend upon how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a nonqualified stock option. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied. In general, the tax consequences to the Company and to recipients of awards other than an incentive stock option or a nonqualified stock option (such as an award of restricted stock) will be governed by principles relating to transfer of property in consideration of services, including Section 83 of the Code.

PROPOSAL 3 -RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Blackman Kallick Bartelstein, LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending November 25, 2001. If the shareholders fail to ratify such appointment, the Board of Directors will select another firm to perform the required audit function. A representative of Blackman Kallick Bartelstein, LLP is expected to be present at the shareholders meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions. For the fiscal year ending November 26, 2000, the Company paid auditing and accounting fees of approximately $110,000.

PROPOSALS FOR FISCAL 2001 ANNUAL MEETING

It is currently anticipated that the next meeting, for the fiscal year ending November 26, 2000 (the "2000 Annual Meeting") will be held mid-May 2002. Shareholders who intend to submit proposals for inclusion in the 2001 Proxy Statement and Proxy for shareholder action at the 2001 Annual Meeting must do so by sending the proposal and supporting statements, if any, to the Company at its corporate offices no later than December 15, 2001.

Additionally, if the Company receives notice of a shareholder proposal after February 15, 2002, the proposal will be considered untimely pursuant to SEC Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of the Company may exercise discretionary voting power with respect to the proposal.

AVAILABLE INFORMATION

Copies of the Company's Annual Report on Form 10-KSB and the Plan will be sent without charge to any shareholder requesting the same in writing from: BAB, Inc., Attention: Investor Relations, 8501 West Higgins Road, Suite 320, Chicago, IL 60631.

By Order of the Board of Directors

Michael K. Murtaugh
Vice President and General Counsel

Dated: April 20, 2001
Chicago, Illinois

Appendix I
2001 LONG TERM INCENTIVE AND STOCK OPTION PLAN

Table of Contents

Purpose of Plan

Stock Subject to Plan

Administration of Plan

Eligibility

Price

Term

Exercise of Option or Award

Additional Restrictions

Alternative Stock Appreciation Rights

Ten Percent Shareholder Rule

Non-Transferability

Restricted Stock Awards

Performance Awards

Dilution or Other Adjustments

Amendment or Discontinuance of Plan

Time of Granting

Income Tax Withholding and Tax Bonuses

Effective Date and Termination of Plan

2001 LONG-TERM INCENTIVE AND STOCK OPTION PLAN

Purpose of Plan

This Plan shall be known as the "BAB, INC. 2001 LONG-TERM INCENTIVE AND STOCK OPTION PLAN" and is hereinafter referred to as the "Plan". The purpose of the Plan is to aid in maintaining and developing personnel capable of assuring the future success of BAB, Inc., a Delaware corporation (the "Company"), to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options and other long-term incentive awards as provided herein. Options granted under this Plan may be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), or options, which do not qualify as Incentive Stock Options. Awards granted under this Plan shall be stock appreciation rights ("SARs"), restricted stock or performance awards as hereinafter described.

Stock Subject to Plan

Subject to the provisions of Section 14 hereof, the stock to be subject to options or other awards under the Plan shall be the Company's authorized Common Stock, no par value (the "Common Shares"). Such shares may be either authorized but unissued shares, or issued shares, which have been reacquired by the Company. Subject to adjustment as provided in Section 14 hereof, the maximum number of shares on which options may be exercised or other award issued under this Plan shall be 275,000 Common Shares. If an option or award under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options or awards thereafter granted during the term of the Plan.

Administration of Plan

Except as provided in Section 3(b) hereof, the Plan shall be administered by the Board of Directors of the Company or a committee thereof. The members of any such committee shall be appointed by and serve at the pleasure of the Board of Directors. If no committee is appointed by the Board, the committee shall be comprised of all of the members of the Board of Directors. (The group administering the Plan shall hereinafter be referred to as the "Committee".)

Notwithstanding, Section 3(a) hereof, all option grants and awards under this Plan to officers, directors and others who are subject to Section 16 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Securities and Exchange Commission promulgated there under (the "Section 16 Regulations"), shall be made exclusively by a committee (the "Disinterested Committee") comprised of at least two members of the Board of Directors who qualify as "disinterested" plan administrators under the Section 16 Regulations, or whose administration otherwise qualifies transactions under the Plan as exempt from Section 16(b) of the 1934 Act. All references hereinafter to the "Committee" shall mean the "Disinterested Committee" if the action to be taken in administration of the Plan must be taken by the Disinterested Committee.

The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan: (i) to determine the purchase price of the Common Stock covered by each option or award, (ii) to determine the persons to whom and the time or times at which such options and awards shall be granted and the number of shares to be subject to each, (iii) to determine the form of payment to be made upon the exercise of an SAR or in connection with performance awards, either cash, Common Shares of the Company or a combination thereof, (iv) to determine the terms of exercise of each option and award, (v) to accelerate the time at which all or any part of an option or award may be exercised, (vi) to amend or modify the terms of any option or award with the consent of the optionee, (vii) to interpret the Plan, (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, (ix) to determine the terms and provisions of each option and award agreement under the Plan (which agreements need not be identical), including the designation of those options intended to be Incentive Stock Options, and (x) to make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under Section 15 herein to amend or terminate the Plan. The Committee's determinations on the foregoing matters, unless otherwise disapproved by the Board of Directors of the Company, shall be final and conclusive.

The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduces to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The grant of an option or award shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of the Company following such grant. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business, as it shall deem advisable.

Eligibility

Incentive Stock Options may only be granted under this Plan to any full or part-time employee (which term as used herein includes, but is not limited to, officers and directors who are also employees) of the Company and of its present and future subsidiary corporations (herein called "subsidiaries"). Full or part-time employees, non-employee members of the Board of Directors, and non-employee consultants, agents or independent contractors to the Company or one of its subsidiaries shall be eligible to receive options which do not qualify as Incentive Stock Options and awards; provided, however, that members of the Disinterested Committee shall not be eligible for any option grant or award under the Plan while serving on said Disinterested Committee. In determining the persons to whom options and awards shall be granted and the number of shares subject to each, the Committee may take into account the nature of services rendered by the respective employees or consultants, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant. A person who has been granted an option or award under this Plan may be granted additional options or awards under the Plan if the Committee shall so determine; provided, however, that for Incentive Stock Options, to the extent the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Common Shares with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of his employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as options which do not qualify as Incentive Stock Options. Nothing in the Plan or in any agreement there under shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect, in any way, the right of the Company or any of its subsidiaries to terminate his or her employment at the time.

Price

The option price for all Incentive Stock Options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Shares at the date of grant of such option. The option price for options granted under the Plan, which does not qualify as Incentive Stock Options, and, if applicable, the price for all awards shall also be determined by the Committee and may be other than 100% of the fair market value of the Common Shares. For purposes of the preceding sentence and for all other valuation purposes under the Plan, the fair market value of the Common Shares shall be as reasonably determined by the Committee. If on the date of grant of any option or award hereunder the Common Shares are not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 5 and in connection therewith shall take such action as it deems necessary or advisable.

Term

Each option and award and all rights and obligations there under shall expire on the date determined by the Committee and specified in the option or award agreement. The Committee shall be under no duty to provide terms of like duration for options or awards granted under the Plan, but the term of an Incentive Stock Option may not extend more than ten (10) years from the date of grant of such option and the term of options granted under the Plan which do not qualify as Incentive Stock Options may not extend more than fifteen (15) years from the date of granting of such option.

Exercise of Option or Award

The Committee shall have full and complete authority to determine whether an option or award will be exercisable in full at any time or from time to time during the term thereof, or to provide for the exercise thereof in such installments, upon the occurrenceof such events (such as termination of employment for any reason) and at such times during the term of the option as the Committee may determine and specify in the option or award agreement.

The exercise of any option or award granted hereunder shall only be effective at such time that the sale of Common Shares pursuant to such exercise will not violate any state or federal securities or other laws.

An optionee or grantee electing to exercise an option or award shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company in cash (including bank check, certified check, personal check, or money order), or, at the discretion of the Committee and as specified by the Committee, (i) by delivering certificates for the Company's Common Shares already owned by the optionee or grantee having a fair market value as of the date of grant equal to the full purchase price of the shares or (ii) a combination of cash and such shares. The fair market value of such tendered shares shall be determined as provided in Section 5 herein. Until such person has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

Additional Restrictions

The Committee shall have full and complete authority to determine whether all or any part of the Common Shares of the Company acquired upon exercise of any of the options or awards granted under the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the optionee's or grantee's rights with respect thereto, but any such restriction shall be contained in the agreement relating to such options or awards.

Alternative Stock Appreciation Rights

Grant. At the time of grant of an option or award under the Plan (or at any other time), the Committee, in its discretion, may grant a Stock Appreciation Right ("SAR") evidenced by an agreement in such form as the Committee shall from time to time approve. Any such SAR may be subject to restrictions on the exercise thereof as may be set forth in the agreement representing such SAR which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

Exercise. An SAR shall be exercised by the delivery to the Company of a written notice which shall state that the holder thereof elects to exercise his or her SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR exercise amount (hereinafter defined) the holder thereof requests be paid to in cash and what portion, if any, is to be paid in Common Shares of the Company. The Committee promptly shall cause to be paid to such holder the SAR exercise amount either in cash, in Common Shares of the Company, or any combination of cash and shares as the Committee may determine. Such determination may be either in accordance with the request made by the holder of the SAR or in the sole and absolute discretion of the Committee. The SAR exercise amount is the excess of the fair market value of one share of the Company's Common Shares on the date of exercise over the per share exercise price in respect of which the SAR was granted, multiplied by the number of shares as to which the SAR is exercised. For the purposes hereof, the fair market value of the Company's shares shall be determined as provided in Section 5 herein.

Ten Percent Shareholder Rule

Notwithstanding any other provision in the Plan, if at the time an option is granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section 425(d) of the Code) Common Shares of the Company possessing more than ten percent (10%) of the total combined voting, power of all classes of stock of the Company or its parent or subsidiary corporations, if any (within the meaning, of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirements of Section 422(c)(6) of the Code, and the option price shall be not less than 110% of the fair market value of the Common Shares of the Company determined as described herein, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

Non-Transferability

Except as otherwise provided in an option or award agreement, no option or award granted under the Plan shall be transferable by an optionee or grantee, otherwise than by will or the laws of descent or distribution, and during the lifetime of an optionee or grantee, the option shall be exercisable only by such optionee or grantee.

Restricted Stock Awards

The Committee may grant awards of Common Shares subject to forfeiture and transfer restrictions. Any restricted stock award shall be evidenced by an agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan:

Grant of Restricted Stock Awards. Each restricted stock award made under the Plan shall be for such number of Common Shares as shall be determined by the Committee and set forth in the agreement containing the terms of such restricted stock award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the restricted stock award. The agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Common Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding restricted stock awards.

Delivery of Common Shares and Restrictions. At the time of a restricted stock award, a certificate representing the number of Common Shares awarded there under shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a shareholder with respect to the Common Shares, including the right to receive dividends and the right to vote such shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the restricted stock agreement with respect to such Common Shares; (ii) none of the Common Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee, all of the Common Shares shall be forfeited and all rights of the grantee to such Common Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Common Shares were granted and unless any other restrictive conditions relating to the restricted stock award are met. Any Common Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Common Shares subject to restricted stock awards shall be subject to the same restrictions, terms and conditions as such restricted Common Shares.

Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the restricted stock award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the agreement relating, to the restricted stock award or in the Plan shall lapse as to the restricted Common Shares subject thereto, and a stock certificate for the appropriate number of Common Shares, free of the restrictions and the restricted stock legend, shall be delivered to the grantee or his beneficiary or estate, as the case may be.

Performance Awards

The Committee is further authorized to grant Performance awards. Subject to the terms of this Plan and any applicable award agreement, a Performance award granted under the Plan (i) may be denominated or payable in cash, Common Shares of the Company (including, without limitation. restricted stock), other securities, other awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee, in its discretion, and payable to, or exercisable by, the holder of the Performance awards, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee, in its discretion, shall establish. Subject to the terms of this Plan and any applicable award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance award granted, and the amount of any payment or transfer to be made by the Company under any Performance award shall be determined by the Committee.

Dilution or Other Adjustments

If there shall be any change in the Common Shares through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options and awards shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding options and awards and the amount payable upon exercise of outstanding awards, in order to prevent dilution or enlargement of option or award rights.

Amendment or Discontinuance of Plan

The Board of Directors may amend or discontinue at any time. Subject to the provisions of Section 14 no amendment of the Plan, however, shall without shareholder approval: (i) increase the maximum number of shares under the Plan as provided in Section 2 herein, (ii) decrease the minimum price provided in Section 5 herein, (iii) extend the maximum term under Section 6, or (iv) modify the eligibility requirements for participation in the Plan. The Board of Directors shall not alter or impair any option or award theretofore granted under the Plan without the consent of the holder of the option or award.

Time of Granting

Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the shareholders of the Company, and no action taken by the Committee or the Board of Directors (other than the execution and delivery of an option or award agreement), shall constitute the granting of an option or award hereunder.

Income Tax Withholding and Tax Bonuses

In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of an optionee or grantee under the Plan, are withheld or collected from such optionee or grantee. In order to assist an optionee or grantee in paying all federal and state taxes to be withheld or collected upon exercise of an option or award which does not qualify as an Incentive Stock Option hereunder, the Committee, in its absolute discretion and subject to such additional terms and conditions as it may adopt, shall permit the optionee or grantee to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the shares otherwise to be delivered upon exercise of such option or award with a fair market value, determined in accordance with Section 5 herein, equal to such taxes or (ii) delivering to the Company Common Shares other than the shares issuable upon exercise of such option or award with a fair market value, determined in accordance with Section 5, equal to such taxes.

The Committee shall have the authority, at the time of grant of an option under the Plan or at any time thereafter, to approve tax bonuses to designated optionee or grantees to be paid upon their exercise of options or awards granted hereunder. The Committee shall determine the amount of any such payment. The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereafter.

Effective Date and Termination of Plan

The Board of Directors approved the Plan by unanimous action in writing, effective March 19, 2001 and by the shareholders of the Company by unanimous action in writing, effective May 25, 2001.

Unless the Plan shall have been discontinued as provided in Section 14 hereof, the Plan shall terminate May 25, 2011. No option or award may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee or grantee, alter or impair any rights or obligations under any option or award theretofore granted.

Appendix II
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

I. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of accounting internal control; and the Corporation's accounting and financial reporting processes generally.

The Audit Committee's primary duties and responsibilities are to: Monitor the Corporation's financial reporting process and internal control system and recommend changes to the Board of Directors. Review and appraise the audit efforts of the Corporation's independent auditors. Review the independence of the Corporation's audits and the terms of their engagement, and advise the Board of Directors. Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

While the Audit Committee shall have the responsibilities and powers set forth in this charter, it shall not be the duty of the Audit Committee to plan or conduct audits or to determine whether the Corporation's financial statements are complete, accurate, or in accordance with generally accepted accounting principles. These are the responsibilities of management and the Corporation's outside auditor. Nor shall it be the duty of the Audit Committee to conduct investigations to resolve disagreements, if any, between management and the Corporation's outside auditor, or to assure compliance with laws and regulations or the Corporations' own policies or code of conduct.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

Optimally, the Audit Committee shall be comprised of three or more directors elected by the Board, each of whom shall be an independent director, as defined by the Board of Directors. In the event that less than three directors are independent, all of the independent directors shall serve on the Audit Committee. All members of the Committee will be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall be financially literate and at least one member of the Committee shall have accounting or related financial management expertise.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Committee may designate the Chair to act in its behalf in relation to the responsibilities enumerated at IV 2 and IV 7 below.

III. MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. In addition, the Committee or at least its Chair should meet with the independent auditors and management to review the Corporation's financial statements consistent with IV 2 below.

IV. RESPONSIBILITIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and recommend amendments to this Charter periodically, at least annually, as conditions dictate.

2. Review the Corporation's annual and quarterly financial statements as well as the report, opinion or review rendered by the independent auditors in connection with such financial statements. Review and discuss such annual and quarterly financial statements with the Corporation's financial and senior management.

3. Based upon a review of the annual financial statements, the accompanying Report of independent Auditors and discussions with the independent auditors, recommend (or not recommend) the inclusion of the annual financial statements in the Corporation's Annual Report on Form 10-KSB.

Independent Auditors

4. Recommend to the Board of Directors the selection or dismissal of the independent auditors (considering independence and effectiveness) and approve the fees and other compensation to be paid to the independent auditors.

5. Advise the independent auditor that they are ultimately accountable to the Board and the Audit Committee.

6. Review and approve any proposed discharge of the independent auditors recommended by the management.

7. Consult annually with the independent auditors relative to the Corporation's internal controls.

8. Consult quarterly with independent auditors relative to quality (not only the acceptability) of Corporation's accounting principles as applied to its financial reporting.

9. On an annual basis, obtain and review a formal written statement from the independent auditors disclosing relationships with and services provided to the Corporation, which may affect their objectivity and independence.

Financial Reporting Processes

10. Discuss with the independent auditors and the Corporation's financial management, the integrity of the organization's financial reporting processes, both internal and external.

11. Consider and, if appropriate, recommend to the Board of Directors, changes to the Corporation's accounting principles and practices as suggested by the independent auditors or management.